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                               THE CIT GROUP, INC.

                                       AND

                               [NAME OF TRUSTEE],

                                                 Trustee

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                                    Indenture

                               Dated as of [DATE]

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                                 DEBT SECURITIES

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     INDENTURE  dated as of [date]  between The CIT Group,  Inc., a  corporation duly  organized  and  existing  under  the laws of the  State of  Delaware  (the
"Corporation"), and [name of trustee], a banking corporation/association duly organized and existing under the laws of the [jurisdiction of organization] (the "Trustee").

                           RECITALS OF THE CORPORATION

     The Corporation is authorized to borrow money for its corporate purposes and to issue debentures, notes or other evidences of indebtedness therefor; and for its corporate purposes, the Corporation has determined to make and issue its debentures, notes or other evidences of indebtedness in one or more series (the "Debt Securities"), as hereinafter provided, up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors.

     All things necessary to make this Indenture a valid agreement of the Corporation, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That, in consideration of the premises and of the mutual covenants herein contained and for other valuable consideration, the receipt whereof is hereby acknowledged, and in order to declare the terms and conditions upon which the Debt Securities are to be issued, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all the Debt Securities are to be executed, authenticated and delivered subject to the further covenants and conditions hereinafter set forth; and the Corporation, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of those who shall hold the Debt Securities, or any of them, as follows:

PARAGRAPH A. INCORPORATION BY REFERENCE

     Except as otherwise provided below, Articles One through Fifteen of The CIT Group, Inc. Standard Multiple-Series Indenture Provisions dated as of September 24, 1998 (the "Standard Provisions"), are hereby incorporated herein by reference with the same force and effect as though fully set out herein.

PARAGRAPH B. ADDITIONAL PROVISIONS

     The following provision hereby modifies the applicable definition set forth in Section 1.02 of the Standard Provisions:

Corporate trust office:

     The term "corporate trust office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered,


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which office is presently  located at  [address];  notices shall be so addressed and directed to the attention of [department and/or officer].

     IN WITNESS WHEREOF, The CIT Group, Inc. has caused this Indenture to be executed in its corporate name by its Chairman, Vice Chairman, President, or one of its Vice Presidents, and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and [name of trustee], in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed in its corporate name by one of its [title], and its seal to be hereunto affixed and to be attested by one of its [title], all as of the date first above written.

                                        THE CIT GROUP, INC.

                                        By ______________________________
                                           [Title]

[Corporate Seal]

Attest: _____________________________
        [Title]

                                        [NAME OF TRUSTEE], as Trustee

                                        By _______________________________
                                           [Title]

[Corporate Seal]

Attest: _____________________________
        [Title]


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